Exhibit 5.1

                                 August 26, 2005


Valence Technology, Inc.
6504 Bridge Point Parkway, Suite 415
Austin, Texas  78730

Re:  Valence Technology, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to which this letter is attached as Exhibit 5.1, filed with the Securities and Exchange Commission by Valence Technology, Inc., a Delaware corporation (the "COMPANY"), in order to register under the Securities Act of 1933, as amended (the "ACT"), 1,000,000 shares (the "SHARES") of the of the Company's common stock, par vale $0.001 per share, issuable pursuant to that certain agreement, dated as of July 13, 2005 by and between the Company and James R. Akridge (the "OPTION AGREEMENT").

     We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

     Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Registration Statement has become effective under the Act, and upon the issuance and sale of the Shares in conformity with and pursuant to the Option Agreement, the Shares will be validly issued, fully paid and non-assessable.

     The opinions and other matters in this letter are qualified in their entirety and subject to the following:

     (i) We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws") of (i) the federal Laws of the United States of America and (ii) the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,




                                     /s/ AKIN GUMP STRAUSS HAUER & FELD LLP
                                     -------------------------------------------
                                         AKIN GUMP STRAUSS HAUER & FELD LLP